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                                                                    Exhibit 10.1

THIS MARKETING AGREEMENT is dated for reference the 1st day of October 1999.

BETWEEN:
          IAS COMMUNICATIONS, INC. ("IAS")
          185-10751 Shellbridge Way
          Richmond, B.C.
          V6X 2W8

                                                               OF THE FIRST PART

AND:
          INFORMATION-HIGHWAY.COM, INC. ("IHWY")
          185-10751 Shellbridge Way
          Richmond, B.C.
          V6X 2W8

                                                              OF THE SECOND PART

WHEREAS:

A. IAS owns the worldwide rights for commercial applications to manufacture and market its low profile television and ham radio antenna (the "Antenna"); and

B.   IHWY desires to market the Antenna by way of the worldwide web; and

C. IAS has agreed to grant to IHWY the worldwide marketing rights for the Antenna.

NOW, THEREFORE, in consideration of the exclusive worldwide rights to market and manufacture the Antenna by way of the worldwide web, granted by IAS to IHWY, IHWY agrees to the following terms and conditions:

1. IHWY shall pay to IAS the sum of $10,000.00 for initial production equipment, which amount has been fully advanced to IAS.

2.   IHWY shall pay to IAS $15.00 per antenna for the 5" antenna.

IN CONSIDERATION of the above IAS agrees to the following terms and conditions:

1. IAS agrees to coordinate the manufacturing, packaging and delivery of the commerical sales of the Antenna as marketed and sold by IHWY.

2. IAS agrees to grant to IHWY the exclusive rights and sublicense rights to the marketing and sales of the Antenna on the worldwide web for a period of five years from the date of this Marketing Agreement based on minimum sales as follows: (a) 50,000 Antennas in the first year after the date of execution of this Marketing Agreement; and (b) 100,000 Antennas in the second year; and (c) 150,000 Antennas in the third year; and (d) 250,000 Antennas in the fourth year; and (e) 450,000 Antennas in the fifth year, or
     (f) a minimum of 1,000,000 Antennas over the five-year period from the date of execution of this Marketing Agreement.
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3.   In the event that IHWY does not meet the minimum sales as set out in section 9 herein, IHWY can elect to pay $10.00 per Antenna to IAS in lieu of the minimum Antenna sales requirements or with 30 days notice by IAS notifying IHWY that section 9 is in default, IHWY will lose its exclusive rights if not corrected in 30 days from the date of notice and will still be able to sell the 5" antenna on a nonexclusive basis on the worldwide web.

4. IAS and IHWY agree that the manufacturing of the Antenna shall be done through the IAS facilities in Kokomo, Indiana or such other facilities as agreed to between the parties hereto.

5. IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


     IAS COMMUNICATIONS, INC.               INFORMATION-HIGHWAY.COM, INC.



     /s/ John Robertson                     /s/ Jennifer Lorette
     -----------------------------          -----------------------------------


     JOHN ROBERTSON                         JENNIFER LORETTE
     -----------------------------          -----------------------------------
     Print Name                             Print Name


     President                              Director
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     Title                                  Title